UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Endo, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As previously disclosed, on March 13, 2025, Endo, Inc. (the “Company”, or “Endo”), entered into a Transaction Agreement (the “Transaction Agreement”) with Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), and Salvare Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Mallinckrodt (“Merger Sub”), pursuant to which, amongst other things, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Endo, with Endo surviving the business combination as a wholly owned subsidiary of Mallinckrodt (the “Transaction”).

For a more detailed description of the Transaction Agreement and the Transaction, please see the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 12, 2025 (the “Proxy Statement”).

As of June 5, 2025, three complaints have been filed in the Supreme Court of the State of New York, one in Chemung County and two in New York County, respectively (Index No. 2025-5570; Index No. 653021/2025; and Index No. 652994/2025) by purported shareholders of the Company against the Company and members of the Company’s board of directors in connection with the Transaction (the “Complaints”). The Complaints include allegations of negligent misrepresentation, concealment and negligence. In addition to the Complaints, purported shareholders of the Company have sent 11 demand letters alleging similar deficiencies as those asserted in the Complaints as well as violations of securities law and, in at least one instance, breaches of fiduciary duties (the “Demands,” and together with the Complaints, the “Matters”). The Company believes that the claims asserted in the Matters are without merit, and that no further disclosure is required under applicable law. Nonetheless, to specifically moot plaintiffs’ claims, to avoid the risk that the Matters may delay or otherwise adversely affect the Transaction and to minimize the costs, risks and uncertainties inherent in litigation, the Company is making supplemental disclosures (the “Supplemental Disclosures”) related to the Transaction, as set forth herein. Nothing in this Schedule 14A shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures. It is possible that additional, similar complaints may be filed, that the Matters described above may be amended, or that additional demand letters will be received by the Company.

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which is available at www.sec.gov, along with periodic reports and other information the Company files with the SEC. Each of Mallinckrodt and the Company may also file other relevant documents with the SEC regarding the proposed transaction. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. However, the Supplemental Disclosures contained herein do not affect the timing of the special meeting of the stockholders of Endo (the “Endo Special Meeting”), which is scheduled to be held on June 13, 2025, or the Company board of directors’ recommendation that the shareholders of the Company vote in favor of the Transaction and related proposals. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Changes are reflected in bold, underline and strikethrough.

The paragraph under the heading “Background of the Transaction” beginning with “On January 28, 2025…” on page 117 of the Proxy Statement is hereby amended and supplemented by adding the following sentence at the end:

Such confidentiality agreement did not contain standstill provisions.

The paragraph under the heading “Background of the Transaction” beginning with “On February 5, 2025…” on page 117 of the Proxy Statement is hereby amended and supplemented by adding the following sentence at the end:

Such confidentiality agreement did not contain standstill provisions.

The following paragraphs under the heading “Opinions of Endo’s Financial Advisor——Illustrative Discounted Cash Flow Analysis——Endo Stand-Alone” on pages 134-5 of the Proxy Statement are hereby amended and supplemented to read as follows:

“[…] (ii) a range of illustrative terminal values for Endo, which were calculated by applying perpetuity growth rates ranging from (2.5)% to (1.5)%, to a terminal year estimate of the unlevered free cash flow of $325 million and adjusted EBITDA (burdened by stock-based compensation) to be generated by Endo […]”

“Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Endo the amount of Endo’s net debt of $2.03 billion as of December 31, 2024, as provided and approved for Goldman Sachs’ use by the management of Endo, […]”

“Goldman Sachs then divided the range of illustrative equity values it derived by 77.5 million ~~the number of~~ fully diluted outstanding shares of Endo common stock, as provided and approved […]”

The following paragraphs under the heading “Opinions of Endo’s Financial Advisor——Illustrative Discounted Cash Flow Analysis——Pro Forma Combined Company” on pages 135 of the Proxy Statement are hereby amended and supplemented to read as follows:

“[…] a range of illustrative terminal values for Pro Forma Combined Company, which were calculated by applying perpetuity growth rates ranging from (2.5)% to (1.5)%, to a terminal year estimate of the unlevered free cash flow of $654 million and adjusted EBITDA (burdened by stock compensation) to be generated by Pro Forma Combined Company, […]”

“Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Pro Forma Combined Company the amount of Pro Forma Combined Company’s net debt of $2.828 billion as of December 31, 2024, as provided and approved […]”

“Goldman Sachs then divided the range of illustrative equity values it derived by 40.8 million ~~the number of~~ fully diluted outstanding shares of post-completion Mallinckrodt ordinary shares, as provided and approved […]”

The following paragraphs under the heading “Opinions of Endo’s Financial Advisor——Illustrative Present Value of Future Share Price Analysis——Endo Stand-Alone” on pages 135-6 of the Proxy Statement are hereby amended and supplemented to read as follows:

“Goldman Sachs then subtracted the amounts of Endo’s net debt of $1.854 billion, $1.536 billion, $1.193 billion and $797 million as of December 31 for each of the fiscal years 2025 through 2028, each as provided and approved […]”

“Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Endo common stock of 77.5 million in ~~for~~ each of fiscal years 2025 through 2028, […]”

The following paragraphs under the heading “Opinions of Endo’s Financial Advisor——Illustrative Present Value of Future Share Price Analysis——Pro Forma Combined Company” on pages 136 of the Proxy Statement are hereby amended and supplemented to read as follows:

“Goldman Sachs then subtracted the amount of Endo and Mallinckrodt’s net debt of $2.782 billion, $2.040 billion, $1.163 billion and $0.168 billion, inclusive of ~~and~~ the net present value of remaining Acthar settlement payments as of December 31 for each of fiscal years 2025 through 2028, […]”

“Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of post-completion Mallinckrodt ordinary shares of 40.8 million in ~~for~~ each of fiscal years 2025 through 2028, […]”

The following paragraphs under the heading “Opinions of Endo’s Financial Advisor——Selected Transactions Analysis” on pages 136 of the Proxy Statement are hereby amended and supplemented to read as follows:

“Goldman Sachs analyzed certain information relating to the following selected transactions in the specialty pharmaceutical industry since 2010, which transactions were selected based on Goldman Sachs’ professional judgment and experience.”

“Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM adjusted EBITDA multiples of 6.2x to 8.7x to Endo’s LTM adjusted EBITDA (burdened by stock-based compensation) of $624 million as of December 31, 2024, as provided and approved for Goldman Sachs’ use by the management of Endo, to derive a range of implied enterprise values for Endo. Goldman Sachs then subtracted the net debt of Endo of $2.03 billion as of December 31, 2024, as provided and approved for Goldman Sachs’ use by the management of Endo, and divided the result by 77.5 million ~~the number of~~ fully diluted outstanding shares of Endo common stock as of December 31, 2024, […]”

The paragraph under the heading “Interests of Certain Persons in the Transaction—Endo—280G Mitigation Actions” on page 164 of the Proxy Statement is hereby amended and supplemented by adding the following sentence at the end of such paragraph:

The actions described above that Endo may take do not include providing a gross-up payment or other reimbursement of excise taxes incurred by the executive in connection with Section 280G of the Code.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Combination and Where to Find It

In connection with the proposed transaction, Mallinckrodt has filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (as amended and as may be further amended from time to time, the “Registration Statement”), which was declared effective by the SEC on May 8, 2025, that includes a joint proxy statement of Mallinckrodt and Endo and that also constitutes a prospectus of Mallinckrodt ordinary shares. Each of Mallinckrodt and Endo may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or Registration Statement or any other document that Mallinckrodt or Endo may file with the SEC. Mallinckrodt and Endo commenced mailing of the definitive joint proxy statement/prospectus to shareholders of Mallinckrodt and Endo, respectively, on or about May 12, 2025. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the Registration Statement and joint proxy statement/prospectus and other documents containing important information about Mallinckrodt, Endo, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Mallinckrodt are available free of charge on Mallinckrodt’s website at https://ir.mallinckrodt.com. Copies of the documents filed with the SEC by Endo are available free of charge on Endo’s website at https://investor.endo.com.

Participants in the Solicitation of Proxies

Mallinckrodt, Endo, and certain of their respective directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Mallinckrodt, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) Mallinckrodt’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001567892/000110465925031453/tm252514-2_def14a.htm), including under the headings “Corporate Governance”, “Our Director Nominees,” “Board of Directors and Board Committees,” “Compensation of Non-Employee Directors,” “Compensation of Executive Officers,” “Security Ownership and Reporting,” “Equity Compensation Plan Information” and “Proposals 1(A) Through 1(E): Election of Directors”, (ii) Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, which was filed with the SEC on March 13, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001567892/000156789225000010/mnk-20241227.htm), including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Item 13. Certain Relationships and Related Transactions and Director Independence”, and (iii) to the extent holdings of Mallinckrodt’s securities by its directors or executive officers have changed since the amounts set forth in Mallinckrodt’s proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar? action=getcompany&CIK=0001567892&type=&dateb=&owner=only&count=40&search_text=).

Information about the directors and executive officers of Endo, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) the Registration Statement (which is available at https://www.sec.gov/Archives/edgar/data/1567892/000110465925046019/tm2512254-8_s4a.htm), (ii) Endo’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on June 2, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0002008861/000119312525133264/d824786ddef14a.htm), including under the headings “Nominees”, “Corporate Governance” and “Director Compensation”, (iii) Endo's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 13, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0002008861/000200886125000007/ndoi-20241231.htm), (iv) Endo’s registration statement on Form S-1, which was filed with the SEC on July 31, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/2008861/000119312524185328/d15705ds1a.htm), including under the headings “Management,” “Executive and Director Compensation of Endo International plc,” “Certain Relationships and Related Party Transactions,” and “Principal and Registering Stockholders” and (v) to the extent holdings of Endo’s securities by its directors or executive officers have changed since the amounts set forth in the Registration Statement, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar? action=getcompany&CIK=0002008861&type=&dateb=&owner=only&count=40&search_text=). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read these materials carefully before making any voting or investment decisions. You may obtain free copies of these documents from Mallinckrodt or Endo using the sources indicated above.

Information Regarding Forward-Looking Statements

Statements in this communication that are not strictly historical (including, among other things, statements regarding the proposed business combination transaction between Mallinckrodt and Endo, Mallinckrodt and Endo’s plans to combine their generics pharmaceuticals businesses and Endo’s sterile injectables business after the close of the proposed business combination and separate that business from the combined company at a later date, the anticipated benefits of the proposed transactions, the anticipated impact of the proposed transactions on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transactions, the anticipated closing date for the proposed business combination transaction and any other statements regarding events or developments Mallinckrodt and Endo believe or anticipate will or may occur in the future) may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things:

(i)	transaction-related risks, including the parties’ ability to successfully integrate Mallinckrodt’s and Endo’s business and unanticipated costs of such integration, which may result in the combined company not operating as effectively and efficiently as expected; uncertainties related to a future separation of the combined generics pharmaceuticals businesses of Mallinckrodt and Endo and Endo’s sterile injectables business; the risk that the expected benefits and synergies of the proposed transactions may not be fully realized in a timely manner, or at all; the risk associated with Mallinckrodt’s and Endo’s ability to obtain the approval of their shareholders and stockholders, respectively, required to consummate the proposed business combination transaction; uncertainty regarding the timing of the closing of the proposed business combination transaction; the risk that the conditions to the proposed business combination transaction may not be satisfied (or waived to the extent permitted by law) on a timely basis or at all or the failure of the proposed business combination transaction to close for any other reason or to close on the anticipated terms, including the intended tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed business combination transaction may not be obtained or may be obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed business combination transaction; unanticipated difficulties, liabilities or expenditures relating to the proposed transactions; the effect of the announcement, pendency or completion of the proposed transactions on the parties’ business relationships and business operations generally; certain restrictions on the ability of Mallinckrodt and Endo to pursue certain business activities or strategic transactions during the pendency of the proposed business combination transaction; the effect of the announcement, pendency or completion of the proposed transactions on the long-term value of Mallinckrodt’s ordinary shares and Endo’s common stock; risks that the proposed transactions may disrupt current plans and operations of Mallinckrodt and Endo and their respective management teams and potential difficulties in hiring, retaining and motivating employees as a result of the proposed transactions; risks related to Mallinckrodt’s increased indebtedness as a result of the proposed business combination transaction; significant transaction costs related to the proposed business combination transaction; potential litigation relating to the proposed transactions that could be instituted against Mallinckrodt, Endo or their respective officers or directors; rating agency actions and Mallinckrodt’s and Endo’s ability to access short- and long-term debt markets on a timely and affordable basis; and risks related to the financing in connection with the transaction;

(ii)	risks related to Mallinckrodt’s business, including potential changes in Mallinckrodt’s business strategy and performance; Mallinckrodt’s initiative to explore a variety of potential divestiture, financing and other transactional opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect™ and the INOmax Evolve DS delivery system; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings; and

(iii)	risks related to Endo’s business, including future capital expenditures, expenses, revenues, economic performance, financial conditions, market growth and future prospects; Endo changes in competitive, market or regulatory conditions; changes in legislation or regulations; global political changes, including those related to the new U.S. presidential administration; Endo’s use of artificial intelligence and data science; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom Endo relies for goods and services; issues associated with Endo’s supply chain; Endo’s ability to develop and expand its product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or generic products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities.

The Registration Statement on Form S-4 filed by Mallinckrodt with the SEC describes additional risks in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Registration Statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Mallinckrodt’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt’s website (www.mallinckrodt.com) and Endo’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Endo’s website (www.endo.com). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt and Endo do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO, INC.

Date: June 5, 2025	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer and Secretary